UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
November 7, 2007 (November 2, 2007)
Date of Report (Date of earliest event reported)
Holly Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Crescent Court,
Suite 1600
Dallas, Texas
75201-6927
(Address of principal executive office)
(214) 871-3555
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 2, 2007, the Board of Directors of Holly Corporation (the “Company”) elected David L. Lamp to the position of President. Mr. Lamp has most recently served in the position of Executive Vice President, Refining and Marketing, a position he has held since November 2005.
Mr. Lamp joined the Company in January 2004 as Vice President, Refinery Operations and was responsible for all aspects of the Company’s refining facilities. As Executive Vice President, Refining and Marketing, Mr. Lamp added the additional responsibility of the Company’s marketing efforts as well as the responsibility for the capital project development, planning and execution at the Company’s refineries in New Mexico and Utah.
Mr. Lamp has more than 28 years of technical, commercial and operational experience in the refining industry. Prior to joining the Company, Mr. Lamp was the Vice President and General Manager of El Paso Energy’s Aruba refinery complex. Earlier in his career he served as Director of Operations for KOSA, a polyester production joint venture between Koch Industries and Saba, where he oversaw KOSA’s 15 chemical and fiber plants in the U.S., Canada, Mexico and Europe. Prior to joining KOSA, Mr. Lamp had a long and distinguished career with Koch Industries, spanning more than 20 years. Mr. Lamp rose through various positions of increasing authority, ultimately becoming Executive Vice President-Refining and Chemical Operations where he had responsibility for all operating aspects of Koch’s 500,000 barrels-per-day of crude refining capacity and all of Koch’s chemical plants. Mr. Lamp obtained a Bachelor of Science degree in Chemical Engineering from Michigan State University.
In connection with his election, Mr. Lamp’s annual salary was increased to $450,000. In addition, Mr. Lamp’s 2007 annual cash incentive compensation target is 70% of his base salary, which may be reduced to 0% or increased to 250% of the target depending on the Company’s performance against internal pre-tax net income goals, the Company’s performance against select peer companies and Mr. Lamp’s individual performance.
Item 7.01. Regulation FD Disclosure.
The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”
On November 5, 2007, the Company issued a press release announcing the election of David L. Lamp to the position of President. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.
In accordance with General Instruction B.2. of Form 8-K, the information furnished in this Item 7.01 of this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically incorporates it by reference in a document filed under the Exchange Act or the Securities Act of 1933. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report, including Exhibit 99.1, or that any such information includes material investor information that is not otherwise publicly available.
The information contained in this Item 7.01 of this report on Form 8-K, including the information contained in Exhibit 99.1, is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise from time to time. The Company disclaims any current intention to revise or update the information contained in this report, including the information contained in Exhibit 99.1, although the Company may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1 — Press Release of the Company issued November 5, 2007.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY CORPORATION

Date: November 7, 2007

	By:	/s/ Stephen J. McDonnell
Stephen J. McDonnell
Vice President and Chief Financial Officer